EXHIBIT 23.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-100285 and 333-100758) of Extended Systems Incorporated of our report dated July 25, 2003 (with the exception of Note 16, which is dated September 26, 2003) relating to the consolidated financial statements and the financial statement schedule, which appear in this Amendment No. 1 to the Annual Report on Form 10-K.

PricewaterhouseCoopers LLP



San Jose, California
November 5, 2003